Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-157843) and (No.333-15774) of Aegon N.V. of our report dated June 21, 2019 relating to the financial statements and supplemental schedule of Transamerica 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

Chicago, IL

June 21, 2019